UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): February 7, 2007

IBF Fund Liquidating LLC
(Exact name of registrant as specified in its charter)

Delaware	333-71091*	06-1708882
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Arthur Steinberg, as ICA Trustee
Kaye Scholer LLP		10022
425 Park Avenue		(Zip Code)
New York, New York
(Address of principal executive offices)

(212) 836-8564
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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* IBF Fund Liquidating LLC (the “Company”, “we”, us” or “our”) is the transferee of the assets and certain liabilities of IBF Collateralized Finance Corporation (“CFC”), IBF VI - Secured Lending Corporation (“SLC”) and IBF Premier Hotel Group, Inc. (“IBF Hotel”) pursuant to the First Amended Joint Liquidating Plan of Reorganization (the “Plan”) with Respect To InterBank Funding Corp. (“IBF”), SLC, CFC and IBF Hotel (collectively, the “Debtors”) that was confirmed by order of the United States Bankruptcy Court for the Southern District of New York dated August 14, 2003 and approved in all respects by order dated September 5, 2003 of the United States District Court for the Southern District of New York. On December 10, 2003, the Plan went effective with respect to CFC, SLC and IBF Hotel. Pursuant to oral no-action relief provided by the Office of Chief Counsel, Division of Corporate Finance of the Securities and Exchange Commission (the “Commission”) on August 12, 2003 (the “No-Action Relief”), the Company is submitting this Current Report under cover of Form 8-K under SLC’s former Commission file number. Pursuant to the No-Action Relief, this Current Report need not and does not comply with all of the requirements of Form 8-K and is not deemed filed pursuant to Section 13 of the Securities Exchange Act of 1934.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On December 21, 2006, IBF Fund Liquidating LLC (the “Company”) entered into an Asset Purchase Agreement with USM Acquisition, LLC (“Purchaser”), an affiliate of Susquehanna Private Equity Investments, LLLP (the “Agreement”), pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase, substantially all of the assets of U.S. Mills, Inc., a Delaware corporation (“USM”). The consummation of the transactions contemplated by the Agreement was subject to, among other things, approval of the proposed transaction by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Such approval was granted by Order of the Bankruptcy Court dated January 16, 2007. Thereafter, on February 7, 2007 (“Closing Date”) the parties consummated the transactions contemplated under the Agreement.

     On account of continuing defaults by USM and an affiliate, Sunset Brands, Inc., in the repayment and performance of the loans and other liabilities due and owing to the Company, the transaction was consummated as a disposition of collateral by the Company, as a secured party, under Section 9-610 of the Uniform Commercial Code as codified in the State of New York.

     Under the terms of the Agreement, Purchaser purchased substantially all of the assets of USM for aggregate consideration consisting of $9,000,000 in cash (the “Purchase Price”), subject to certain adjustments, and the assumption of certain liabilities specified in the Agreement. Approximately $1,000,000 of the Purchase Price was deposited into escrow with a third-party escrow agent to secure the payment by the Company of any indemnification and other post-closing obligations that arise under the terms of the Agreement. The escrow will survive until the first anniversary of the Closing Date, subject to any then-pending claims, and any deposit then remaining will revert to the Company.

     Under the terms of the Agreement, the Company is obligated to indemnify Purchaser and certain related parties for certain losses. In the absence of fraud by the Company, its maximum aggregate liability under these obligations will be the $1,000,000 in escrow.

     The foregoing description of the transactions consummated under the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated into this Current Report by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are filed as part of this Current Report:

99.1	Asset Purchase Agreement, dated as of December 21, 2006, between IBF Fund Liquidating LLC and USM Acquisition,
LLC

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBF FUND LIQUIDATING LLC

Date: February 16, 2007	By: /s/ Arthur J. Steinberg

Arthur J. Steinberg, As ICA Trustee,
Manager and Liquidating Agent

EXHIBIT INDEX

Exhibit No.	Description

99.1	Asset Purchase Agreement, dated as of December 21, 2006, between IBF Fund Liquidating LLC and USM Acquisition, LLC